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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-39800) and related Prospectus of The Williams Companies, Inc. for the registration of a maximum aggregate amount of $1.775 billion of debt securities, preferred stock and common stock, and to the incorporation by reference therein of our report dated February 17, 2000, except for the matters described in the fourth and sixth paragraphs of Note 1, Note 11 and Note 22, as to which the date is June 9, 2000, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
November 29, 2000